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Subsidiaries of the Registrant as of February 13, 1996.

SunTrust Banks, Inc. (29 banks in total)
 100% SunTrust Banks of Florida, Inc.
       100% SunTrust Bank, Central Florida, National Association
             100% STB Receivables (Central Florida), Inc.
       100% SunTrust Bank, East Central Florida
             100% Service of Volusia County, Inc.
       100% SunTrust Bank, Gulf Coast
             100% CFS Ventures, Inc.
       100% SunTrust Bank, Miami, National Association
             100% Florida Aviation, Inc.
             100% Kasalta Miramar, Inc.
             100% STB Receivables (Miami), Inc.
       100% SunTrust Bank, Mid-Florida, National Association
       100% SunTrust Bank, Nature Coast
       100% SunTrust Bank, North Central Florida
       100% SunTrust Bank, North Florida, National Association
       100% SunTrust Bank, South Florida, National Association
             100% STB Management (South Florida), Inc.
             100% STB Receivables (South Florida), Inc.
       100% SunTrust Bank, Southwest Florida
       100% SunTrust Bank, Tallahassee, National Association
            100%  FSB Corporation
            100%  Ox Bottom Land Company
       100% SunTrust Bank, Tampa Bay
             100% STB Receivables (Tampa Bay), Inc.
       100% SunTrust Bank, Treasure Coast, National Association
       100% SunTrust Bank, West Florida
       100% Premium Assignment Corporation
  100% SunTrust Banks of Georgia, Inc.
       100% SunTrust Bank, Atlanta
             100% STI Credit Corporation
             100% TCB Holdings, Inc.
       100% SunTrust Bank, Augusta, National Association
       100% SunTrust Bank, Middle Georgia, National Association
       100% SunTrust Bank, Northeast Georgia, National Association
       100% SunTrust Bank, Northwest Georgia, National Association
       100% SunTrust Bank, Savannah, National Association
       100% SunTrust Bank, South Georgia, National Association
       100% SunTrust Bank, Southeast Georgia, National Association
       100% SunTrust Bank, West Georgia, National Association
       100% Personal Express Loans, Inc.
       100% Preferred Surety Holdings, Inc.
             100% Preferred Surety Corporation
 100% SunTrust Banks of Tennessee, Inc.
       100% SunTrust Bank, Nashville, National Association
             100% STB Management (Nashville), Inc.
             100% SunTrust Leasing of Tennessee, Inc.
       100% SunTrust Bank, Alabama, National Association
       100% SunTrust Bank, Chattanooga, National Association
             100% STB Management (Chattanooga), Inc.
       100% SunTrust Bank, East Tennessee, National Association
             100% Acquisition and Equity Corporation
       100% SunTrust Bank, Northeast Tennessee, National Association 100% SunTrust Bank, South Central Tennessee, National Association 100% Trust Company of Tennessee (inactive)
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 100% STI Capital Management, N.A.
 100% STI Trust & Investment Operations, Inc.
 100% SunTrust BankCard, National Association
 100% SunTrust Capital Markets, Inc.
 100% SunTrust Insurance Company
 100% SunTrust International Services, Inc.
 100% SunTrust Mortgage, Inc.
 100% SunTrust Properties, Inc.
 100% SunTrust Securities, Inc.
 100% SunTrust Service Corporation*
 100% Trusco Capital Management, Inc.

* SunTrust Service Corporation is 100% owned by certain subsidiary banks of SunTrust Banks, Inc. None of this nonbank subsidiary's stock is owned by SunTrust Banks, inc. (Parent Company).